Exhibit 10.56

AMENDMENT No. 1 TO EQUITY FINANCING AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Equity Financing Agreement dated May 27, 2022 (the “Agreement”) by and between DarkPulse, Inc., a Delaware corporation (the “Company”) and GHS Investments LLC, a Nevada limited liability company (“GHS”). The Company and GHS will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Agreement, attached hereto as Exhibit A.

RECITALS

WHEREAS, on May 27, 2022, the Parties entered into the Agreement; and

WHEREAS, the Parties wish to amend the definition of “Market Price” in the Agreement.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.              Amendment to “Market Price”. Pursuant to 11.6 of the Agreement, the definition of “Market Price” in the Agreement shall be revised to the following:

“Market Price” shall mean the lowest volume weighted average price (VWAP) for the Company's common stock during the Pricing Period.

2.              No Other Changes. Except as amended hereby, the Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

3.              Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

4.              Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

5.              Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

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6.             Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

COMPANY:	DarkPulse, Inc.

Date: June 1, 2022	By	/s/ Dennis O’Leary
Dennis O’Leary, CEO

GHS:	GHS Investments LLC

Date: June 1, 2022	By	/s/ Mark Grober
Mark Grober, Member

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EXHIBIT A

Equity Financing Agreement dated May 27, 2022

[See Attached]

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